Exhibit 10.20

LEASE AGREEMENT

by and between

COUSINS PROPERTIES INCORPORATED
(“Landlord”)

and

CO SPACE SERVICES, LLC
(“Tenant”)

dated

January 10, 2000
(as amended through February 26, 2007)

for

Bridge Level Premises containing

110,797 square feet of Rentable Floor Area

Term: 240 months

The Inforum
250 William Street
Atlanta, Georgia 30303

Exhibit “A”	-Legal Description of Land
Exhibit “B”	-Floor Plan
Exhibit “B-5A	-Expansion Space – 3rd Floor (“Bridge Level”)
Exhibit “C”	-Supplemental Notice
Exhibit “D”	-Landlord’s Construction
Exhibit “E”	-Building Standard Services
Exhibit “F”	-Rules and Regulations
Exhibit “G”	-Equipment and Operating Rights
Exhibit “H”	-Special Stipulations
Exhibit “I”	-Move-In Rules and Regulations
Exhibit “J”	-Guaranty

INDEX OF DEFINED TERMS

Defined Terms	Article/Exhibit

ADA	Exhibit “D”, paragraph 3 Exhibit “E”, subparagraph (f)
Additional Electrical Equipment	21 (a)
Affiliate of Tenant	Exhibit “G”, § 4
Antenna Equipment	7 (a)
Base Month	6
Base Rental	1 (1)
Base Rental Rate	Exhibit “G”, § 8
Battery Power Plant	l(o)
Broker	2
Building	Exhibit “E”, subparagraph (b)
Building Operating Hours	Exhibit “E°
Building Standard Services	44
CERCLA	7 (a)
Comparison Month	1 (m)
Construction Allowance	13
Customers	2
Demised Premises	52
Entity	44
Environmental Laws	Exhibit “G”, § 10
Equipment Specifications	19 (a)
Events of default	55 (a)
Extended Term	55 (b)
Fair Market Rent Rate	40
Force majeure	Exhibit “G”, § 6
Gas Fire Protection System	Exhibit “G”, § 10
Generators	44
Hazardous Substances	Exhibit “E”
Holidays	Exhibit “G”, § 9
HVAC	7 (a)
Index	6
Inducement Period	Exhibit “G”, § 14.1
Interference	2
Land	1 (a)
Landlord	Exhibit “G”, § 14.1
Landlord Parties	15 (c)
Landlord’s Fault	3
Lease Term	7 (a)
Lease Year	27 (b)
Mortgage	27 (b)
Mortgagee

Net Profit	21(d)
Operating Expense Amount	8(b)
Operating Expenses	9(a)
Overhead Space	Exhibit “G”, § 5
Parking Permits	56(a)
Pipe Containment Allowance	Exhibit “D”, Paragraph 2
Pipe Containment Work	Exhibit “D”, Paragraph 2
Plans and Specifications	Exhibit “D”, Paragraph 4
Prior Year	7(a)
Project	2
Qualified Real Estate Appraisers	55(c)
Rent	5(a)
Rent Deposit	1(1)
Rentable Floor Area of [within] Demised Premises	1(g)
Rentable Floor Area of Building	1(h)
Rental Commencement Date	1(k)
Special Secured-Areas	16
Subsequent Year	7(a)
Supplemental Notice	3
Tenant	1(c)
Tenant’s Additional Rent	8(b)
Tenant’s Contractor	Exhibit “D”, Paragraph 5
Tenant’s Equipment	Exhibit “G”, § 13
‘Tenant’s Forecast Additional Rent	8(a)
Tenant’s HVAC System	Exhibit “G”, § 9
Tenant’s Work	Exhibit “D”, Paragraph 4
TRP	49
UST	Exhibit “G”, § 10
Water-Based Fire Protection System	Exhibit “G”, § 6
Willcoxon	49

[**] The asterisks denote that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities and Exchange Act of 1934.  The confidential portions have been submitted separately to the Securities and Exchange Commission.
LEASE AGREEMENT

THIS  LEASE AGREEMENT (‘Lease”) is made and entered into this 10 day of January, 2000, by and between Landlord and Tenant

WITNESSETH

l.           Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

(a)           Landlord COUSINS PROPERTIES INCORPORATED, a Georgia corporation

(b)           Landlord’s Address-

250 Williams Street, LLC
2500 Windy Ridge Parkway
Suite 1600
Atlanta, Georgia 30339-5683
Attn: Corporate Secretary

(c)           Tenant CO Space Services, LLC, a Delaware limited liability company

(d)           Tenant’s Address:

Internap Network Services Corporation

(e)           Building Address:

250 Williams Street
Atlanta, Georgia 30303

(f)           Suite Number. 100
(a)           Storage space – Suite 200LD
(b)           Mezzanine Storage Area
(c)           Additional Office Space

(g)           Rentable Floor Area of Demised Premises:

110,797 square feet-
    2,196 square feet – Suite 200LD (Storage Space)
        161 square feet – Mezzanine Storage Area
    9,501 square feet – Add’tl Office Space

(h)           Rentable Floor Area of Building:

986,000 square feet
        (i)           Lease Term:                        240 months

(j)           Base Rental Rate:  [**]  per square foot of Rentable Floor Area of Demised Premises per year, subject to adjustments as set forth in Article 7 below.

(i)           Storage Space including mezzanine-Only

		Annual Base
		Usable Square	Rental Rate per
		Feet of Storage	Usable Square
From	Through	Space	Foot
10-01-04	06-30-05	2,357	$[**]
07-01-05	06-30-06	2,357	$[**]
07-01-06	06-30-07	2,357	$[**]
07-01-07	06-30-08	2,357	$[**]
07-01-08	06-30-09	2,357	$[**]
07-01-09	06-30-10	2,357	$[**]
07-01-10	06-30-11	2,357	$[**]
07-01-11	06-30-12	2,357	$[**]
07-01-12	06-30-13	2,357	$[**]
07-01-13	06-30-14	2,357	$[**]
07-01-14	06-30-15	2,357	$[**]
07-01-15	06-30-16	2,357	$[**]
07-01-16	06-30-17	2,357	$[**]
07-01-17	06-30-18	2,357	$[**]
07-01-18	06-30-19	2,357	$[**]
07-01-19	04-30-20	2,357	$[**]

(ii)           Expansion Space

The Base Rental Rate for the Expansion Space shall be $[**] per square foot of Rentable Floor Area contained in the Expansion Space. The Base Rental Rate for the Expansion Space shall increase on June 1 of each year, beginning June 1, 2006, to an amount equal to the Base Rental Rate for the prior Lease Year multiplied by one hundred two and one-half percent (102.5%).

(iii)           New Equipment Area Payments.

Tenant hereby covenants and agrees to pay to Landlord, in addition to and not in lieu of any payments made under the Lease, in consideration of the additional rights granted to Tenant in the Seventh Amendment with respect to the New Equipment Area, (i) a one-time fee of Two Hundred Fifty and No/100 Dollars ($250.00), with the execution and delivery of the Seventh Amendment (the “Initial New Equipment Area Fee”); (ii) for the period from January 1, 2008 through May 31, 2008, the annual rental for use of the New Equipment Area is Six Thousand and No/100 Dollars ($6,000), which is payable in equal monthly installments of Five Hundred and No/100 Dollars ($500.00); and (iii) beginning on June 1, 2008, the annual rental for use of the New Equipment Area is Twelve Thousand and No/100 Dollars ($12,000), which is payable in equal monthly installments of One Thousand and No/100 Dollars ($1,000), with such annual rental increasing by four percent (4%) per annum, on December 1, 2008 and on each December 1 thereafter during the Term.

[**] The asterisks denote that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities and Exchange Act of 1934.  The confidential portions have been submitted separately to the Securities and Exchange Commission.

Landlord acknowledges that Tenant has previously paid the Initial New Equipment Area Fee and Tenant has paid in full the rental for the New Equipment Area for the period from January 1, 2008 through May 31, 2008 and Tenant has paid fifty percent (50%) of the rental for the New Equipment Area for the period from June 1, 2008 through June 30, 2008. As of January 27, 2009, Tenant has not paid the remainder of the rental for the New Equipment Area for the period from June 1, 2008 through June 30, 2008 (or Five Hundred and No/ 100 Dollars ($500.00)) nor has Tenant paid any portion of the rental for the New Equipment Area for the period from July 1, 2008 through November 30, 2008 (or One Thousand and No/100 Dollars ($1,000.00) per month, for a total during this period of Five Thousand and No/100 Dollars ($5,000.00)). Therefore, for the period from June 1, 2008 through November 30, 2008, Tenant continues to owe Landlord Five Thousand Five Hundred and No/100 Dollars ($5,500.00). In addition, on December 1, 2008, the annual rental use of the New Equipment Area is Twelve Thousand Four Hundred Eighty and No/ 100 Dollars ($12,480), which is payable in equal monthly installments of One Thousand Forty and No/100 Dollars ($1,040.00). [As set forth above, such annual rental shall increase by four percent (4%) per annum, on December 1, 2008 and on each December 1 thereafter during the Term.] As of January 27, 2009, Tenant has not paid any portion of the rental for the New Equipment Area for the period from December 1, 2008 through December 31, 2008 (or One Thousand Forty and No/ 100 Dollars ($1,040.00)). Therefore, as of January 27, 2009, Tenant owes to Landlord Seven Thousand Five Hundred Eighty and No/100 Dollars ($7,580.00) as rental for the New Equipment Area through January 31, 2009. Such sum shall be paid upon Tenant’s execution of this Eighth Amendment.

(k)           Rental Commencement Date: The earlier of (y) May 1, 2000, or (z) the date upon which Tenant takes possession and occupies the Demised Premises for business operations. The date of May 1, 2000 set forth above shall be delayed by one (1) day for each day that Tenant’s Work is actually delayed by any act or omission of Landlord or Landlord’s agents, employees or contractors. Tenant must notify Landlord of any such act or omission of Landlord or Landlord’s agents, employees or contractors which purportedly caused a delay in Tenant’s Work within ten (10) days after the occurrence of the event or omission causing such delay.

(l)	Rent Deposit:	$180,045.13 (Article 5[c])

(m)	Construction Allowance: (None)
(i) Office space allowance and construction allowance; (ii) Additional Construction Allowance.

(n)	Security Deposit: None

(o)	Brokers:	Technology Realty Partners through its cooperating broker, Wiilcoxon Realty Company

2.           Lease of Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the “Demised Premises”) in the building (hereinafter referred to as “Building”) located on that certain tract of land (the “Land”) more particularly described on Exhibit “A” attached hereto and by this reference made a part hereof, which Demised Premises are outlined in red or crosshatched on the floor plan attached hereto as Exhibit “B” and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. Landlord and Tenant stipulate and agree that the Demised Premises contains 110,797 square feet of Rentable Floor Area. Tenant is also granted those certain rights with respect to the installation and operation of certain equipment and facilities within the Demised Premises and the Project in accordance with and subject to the terms and conditions set forth in Exhibit “G” attached hereto and by reference made a part hereof. The “Project” is comprised of the Building, the Land, the Building’s parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building’s parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land.

3.           Term. The term of this Lease (“Lease Term”) shall commence on the date first hereinabove set forth, and, unless sooner terminated or extended as provided in this Lease, shall end on the expiration of the period designated in Article 1(i) above, which period shall continence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event such period shall commence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date Landlord shall send to Tenant a Supplemental Notice in the form of Exhibit “C” attached hereto and by this reference made a part hereof, specifying the Rental Commencement Date, the date of expiration of the Lease Term in accordance with Article 1(i) above and certain other matters as therein set forth.

(i)           Mezzanine Storage Space . Landlord or Tenant shall have the right to terminate the Lease Term for the Mezzanine Storage Space, for any reason, effective at any time, by delivering written notice of such election at least sixty (60) days prior to the effective date of the termination.

4.           Possession. Possession of the Demised Premises for Tenant’s tests and inspections, the performance of Tenant’s leasehold improvements to the Demised Premises and the installation of Tenants equipment and facilities shall be granted on the date which is one (1) business day after the full execution and delivery of this Lease by Landlord and Tenant. The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Demised Premises and the installation and operation of Tenant’s equipment and facilities within the Demised Premises and the Project are set forth in Exhibits “D” and “G” attached hereto and by this reference made a part hereof.

5.           Rental Payments.

(a)           Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term “Rent” shall mean the Base Rental, Tenant’s Forecast Additional Rental, Tenant’s Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any and all other sums that may become due by reason of any default of Tenant or failure on tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental together with Tenant’s Forecast Additional Rental shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof, and. Tenant hereby’ agrees to pay such Rent to Landlord at Landlord’s address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim except to the extent otherwise expressly set forth in this Lease.

(b)           If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant’s Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on other than the first day of a calendar year, or if this Lease expires or is terminated on other than the last day of a calendar year, Tenant’s Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant’s Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

(c)           As security for Tenant’s obligations to take possession of the Demised Premises in accordance with the terms of this Lease and to comply with all of Tenant’s covenants, warranties and agreements hereunder, Tenant has deposited with Landlord the sum set forth in Article 1(j) above. Such amount shall be applied by Landlord to the first monthly installment(s) of Base Rental as they become due hereunder. In the event Tenant fails to take possession of the Demised Premises as aforesaid or otherwise fails to comply with any of Tenant’s covenants, warranties or agreements hereunder, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant. Landlord shall not be required to keep such deposit separate from its general accounts.

6.           Base Rental. Subject to adjustments in accordance with Article 7 below, from and after the Rental Commencement Date Tenant shall pay to Landlord a base annual rental (herein called “Base Rental”) equal to the Base Rental Rate set forth in Article 16) above multiplied by the Rentable Floor Area of Demised Premises set forth in Article l (g) above; provided, however, as a rental concession granted by Landlord in order .to accommodate Tenant’s orderly growth in the Demised Premises, solely with respect to 50,797 square feet of Rentable Floor Area of the Demised Premises, Tenant shall pay Base Rental calculated at the annual rate of $[**] per square foot (instead of the annual rate of $[**] per square foot) for the period commencing on the Rental Commencement Date and continuing until the date which is nine (9) months after the Rental Commencement Date (the “Inducement Period”). The location of such 50,797 square feet of Rentable Floor Area of the Demised Premises shall be designated by Tenant in writing prior to the Rental Commencement Date and may be comprised of two or more separate, non-contiguous areas of the Demised Premises. Such reduction in Base Rental for the Inducement’ Period shall be applicable only if Tenant does not commence to occupy such 50,797 square feet of Rentable Floor Area for business operations during the Inducement Period, and in the event that Tenant does occupy any portion of such 50,797 square feet of Rentable Floor Area for business operations during the Inducement Period, then full Base Rental (calculated at the annual rate of $[**] per square foot) shall commence only with respect to the portion of such space occupied for business operations as and when such space is so occupied. The aforesaid reduction in Base Rental for the Inducement Period shall be effective only if no monetary or material event of default by Tenant shall occur prior to or during the Inducement Period, and if any such monetary or material event of default shall occur prior to or during the Inducement Period, all Base Rental which would have become due and payable by Tenant to Landlord but for the reduction in Base Rental set forth in the foregoing proviso shall become immediately due and payable by Tenant to Landlord, and the aforesaid reduction in Base Rental shall be inapplicable for the remaining portion of the Inducement Period. As an example to illustrate the calculation of monthly Base Rental during the Inducement Period, assuming that Tenant does not commence to occupy any portion of such 50,797 square feet of Rentable Floor Area for business operations during the Inducement Period and that no monetary or material event of default by Tenant shall occur prior to or during the Inducement Period, the monthly Base Rental during the Inducement Period shall be in the amount of $[**] calculated as follows:  (60,000 SF x $[**] - 12) + (50,797 SF x [**] ÷ 12) = $[**].

[**] The asterisks denote that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities and Exchange Act of 1934.  The confidential portions have been submitted separately to the Securities and Exchange Commission.

7.           Rent Escalation.

(a)           As used in this Article 7, the term “Lease Year” shall mean the twelve month period commencing on the Rental Commencement Date, or, if the Rental Commencement Date is not on the first day of a calendar month, commencing on the first day of the first calendar month following the Rental Commencement Date, and each successive twelve month period thereafter during the Lease Term- The term “Subsequent Year” shall mean each Lease Year of the Lease Term following the first Lease Year. The term “Prior Year” shall mean the Lease Year prior to each Subsequent Year. The term “Index” shall mean the Consumer Price Index for all Urban Consumers (U.S. City Average; Base 1982-84-100), published by the Bureau of Labor Statistics of the United States Department of Labor. The term “Base Month” shall mean the calendar month which is two (2) months prior to the month during which this Lease is fully executed by Landlord and Tenant. The term ‘‘Comparison Month” shall mean the calendar month which is two (2) months prior to the first full month of each Subsequent Year in question.

(b)           On the first day of each Subsequent Year, the Base Rental Rate shall be increased to, an amount equal to the Base Rental Rate for the first Lease Year ($[**]) as set forth in Article 10) above, plus an amount equal to the product of fifteen (15) times the percentage increase in the Index for the Comparison Month as compared to the Index for the Base Month; multiplied by the Base Rental Rate for the first Lease Year ($[**]); provided, however, in no event shall the Base Rental Rate for a Subsequent Year be less than the Base Rental Rate applicable to the Prior Year and in no event shall the Base Rental Rate for the Subsequent Year be greater than the following amounts for the Lease Years shown:

Second Lease Year	$[**]
Third Lease Year	$[**]
Fourth Lease Year	$[**]
Fifth Lease Year	$[**]
Sixth Lease Year	$[**]
Seventh Lease Year	$[**]
Eighth Lease Year	$[**]
Ninth Lease Year	$[**]
Tenth Lease Year	$[**]
Eleventh Lease Year	$[**]
Twelfth Lease Year	$[**]
Thirteenth Lease Year	$[**]
Fourteenth Lease Year	$[**]
Fifteenth Lease Year	$[**]
Sixteenth Lease Year	$[**]
Seventeenth Lease Year	$[**]
Eighteenth Lease Year	$[**]
Nineteenth Lease Year	$[**]
Twentieth Lease Year	$[**]

(c)           If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices.

[**] The asterisks denote that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities and Exchange Act of 1934.  The confidential portions have been submitted separately to the Securities and Exchange Commission.

8.           Additional Rental.

(a)           For purposes of this Lease, “Tenant’s Forecast Additional Rental” shall mean Landlord’s reasonable estimate of Tenant’s Additional Rental for the coming calendar year or portion thereof If at any time it appears to Landlord that Tenant’s Additional Rental for the current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord shall have the right to revise, but not more than once per year (but Landlord shall have the right to reduce such estimate as many times within any year as Landlord chooses), by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant’s Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord’s right to collect the full amount of Tenant’s Additional Rental. Prior to the Rental Commencement Date and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of Tenant’s Forecast Additional Rental for such calendar year, provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant’s Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

(b)           For purposes of this Lease, “Tenant’s Additional Rental” shall mean for each calendar year (or portion thereof) the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of Demised Premises (not including Storage Space). As used herein, “Operating Expense Amount” shall mean the amount by which the sum of (x) plus (y) exceeds $[**], where:

(x) equals the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) 95% of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the Operating Expenses actually incurred by Landlord are lower than would be incurred if at least 95% of the Building were occupied or if Landlord shall not furnish any particular item(s) of work or services (the cost of which would otherwise be included within Operating Expenses) to portions of the Building because (A) such portions are not occupied, (B) such item of work or services is not required or desired by the tenant of such portion, (C) such tenant is itself obtaining such item of work or services, or (D) of any other reason, then appropriate adjustments shall be made to determine Operating Expenses for such calendar year as though the Building were actually occupied to the extent of the greater of (i) or (ii) above and as though Landlord had furnished such item of work or services to the greater of (i) or (ii) above; and

(y) equals a management fee contribution equal to three percent (3%) of Tenant’s Base Rental (on a per square foot basis after deducting from such per square foot amount the sum of $[**]) plus three percent (3%) of the per square foot amount described in (x).

(c)           Within one hundred fifty (150) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable (but in no event more than one year after the end of each such calendar year), Landlord shall provide Tenant a statement prepared by Landlord showing the Operating Expenses for said calendar year, and a statement prepared by Landlord comparing Tenant’s Forecast Additional Rental with Tenant’s Additional Rental_ In the event Tenant’s Forecast Additional Rental exceeds Tenant’s Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant’s performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured) In the event that the Tenant’s Additional Rental exceeds Tenant’s Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant’s Additional Rental shall survive the expiration or earlier termination of this Lease.

[**] The asterisks denote that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities and Exchange Act of 1934.  The confidential portions have been submitted separately to the Securities and Exchange Commission.

(d)           For so long as Tenant is not in default under this Lease, Landlord’s books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by an authorized representative of Tenant at Tenant’s expense, at any time within twelve (12) months after the end of each such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days’ prior written notice of any such audit. For purposes hereof, an authorized representative of Tenant shall mean a bona fide employee of Tenant, any of the “big five” accounting firms (or their successors), or any other party reasonably approved in writing by Landlord. In no event shall an authorized representative of Tenant include the owner of any office building in the metropolitan Atlanta, Georgia area or any affiliate of such owner. Prior to the commencement of such audit, Tenant shall cause its authorized representative to agree in writing for the benefit of Landlord that such representative will keep the results of the audit confidential and that such representative will not disclose or divulge the results of such audit except to Tenant and Landlord and except in connection with any dispute between Landlord and Tenant relating to Operating Expenses. Such audit shall be conducted during reasonable business hours at Landlord’s office where Landlord’s books and records are maintained. Tenant shall cause a written audit report to be prepared by its authorized representative following any such audit and shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. If Landlord’s calculation of Tenant’s Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be. If Landlord’s calculation of Operating Expenses for the audited calendar year is determined to have been overstated by more than five percent (5%), and if such overstatement resulted in an overpayment by Tenant of Tenant’s Additional Rental, Tenant shall be entitled to receive from Landlord the reasonable audit fees incurred by Tenant in addition to the refund of such overpayment

8(a)           Special Rent.    For purposes of this Paragraph 8 (of the Second Amendment of Lease dated as of October 31, 2002), the term “Paragraph 8 Cumulative Amount” shall mean the aggregate amount of the Construction Allowance actually funded by Landlord (or offset or available to be offset against Rent) under Paragraph 7 hereof through December 31, 2003, plus an amount equal to the aggregate interest which would accrue through December 31, 2003 at the rate of 12.5% per annum on a hypothetical loan which is advanced by a lender to a borrower in multiple disbursements, with such disbursements being made in the actual amounts and on the actual dates of the funding by Landlord (or offset by Tenant against Rent) of the Construction Allowance under Paragraph 7 hereof, and with such accrued interest being compounded (i.e., added to the principal amount of such hypothetical loan) on the anniversary of the first advance of such hypothetical loan. Tenant hereby agrees that, commencing on January 1, 2004, and continuing monthly thereafter throughout the initial Lease Term, Tenant shall pay to Landlord, as additional rent (the “Special Rent”), an amount equal to the monthly payment of principal and interest which would be payable with respect to a loan in the amount equal to the Paragraph 8 Cumulative Amount if such loan were made on December 31, 2003, bears interest at 12.5% per annum, is amortized on a straight-line, monthly basis over a period of 196 months, and provides for the first monthly payment of principal and interest to be due and payable on January 1, 2004. Special Rent shall be due and payable commencing on January 1, 2004 and continuing thereafter throughout the initial Lease Term, and Tenant hereby agrees to pay such Special Rent to Landlord without demand, set-off or counterclaim except to the extent that Tenant is entitled to an abatement of Rent under the Lease, as expressly set forth in the Lease, as amended. Tenant shall have the right at any time from and after January 1, 2004 to cause the cancellation of Tenant’s obligation to make payment of future monthly installments of Special Rent under the Lease, as amended, by delivering written notice to Landlord of Tenant’s election to cancel such obligation to make payment of future monthly installments of Special Rent and by paying to Landlord with such notice an amount equal to the unamortized balance (calculated as of the date of such payment) of a hypothetical loan in the amount of the Paragraph 8 Cumulative Amount, assuming that such loan is made on December 31, 2003, that such loan bears interest at 12.5% per annum, that such loan is fully amortized on a straight-line, monthly basis over a period of 196 months, and that the first monthly installment of principal and interest under such loan is due on January 1, 2004.

8(b) Transformer System Rental Charge. Tenant currently pays to Landlord, as additional rent, the monthly sum of $808.51, representing Tenant’s pro rata share of certain transformer charges payable to Georgia Power allocable to the existing Demised Premises. In connection with the lease of the Expansion Space, Tenant agrees to pay Landlord an additional monthly sum of $404.26, representing Tenant’s pro rata share of such transformer charges with respect to the Expansion Space. Accordingly, Tenant covenants and agrees to pay to Landlord, on the first day of each month, as additional rent, the monthly sum of $1212.71 (the “Transformer System Rental Charge”) throughout the Term of the Lease. Tenant agrees and acknowledges that such amount shall be subject to increase on a pro rata basis, in the event that the transformer charges payable by Landlord to Georgia Power increase.

9.           Operating Expenses

(a)           For the purposes of this Lease, “Operating Expenses” shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on the accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following:

(1)           wages, salaries and other costs of all on-site and off-site employees engaged either full or part time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

(2)           the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

(3)           the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating, but expressly excluding the cost of electricity for heating, lighting, air conditioning and ventilating any space in the Building leased or held for lease to tenants;

(4)           the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, waste recycling service, landscaping maintenance and customary landscaping replacement, but expressly excluding the cost of any janitorial services to any space in the Building leased or held for lease to tenants;

(5)           the cost of repairs and general maintenance of the Project;

(6)           amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security and energy management equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, or complying with governmental requirements promulgated after the execution date of this Lease;

 (7)    amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items, amortized over their respective useful lives, which are installed for the purpose of maintaining the first-class nature of the Project, including capital investment items which are replacements of items which are obsolete or cannot be repaired in an economically feasible manner, but not including the remodeling of the Building lobby or upgrades of a similar nature.  Landlord and Tenant agree that the annual amortization (and financing charges) for capital expenditures included in Operating Expenses under this Article 9 (a)(7) for the 2000 calendar year shall not exceed the product of $.25 multiplied by the Rentable Floor Area of the Building and such annual amortization (and financing charges) shall not, in any calendar year thereafter, exceed the product of $.25 multiplied by a fraction, the numerator of which is the Index for January of the applicable calendar year and the denominator of which is the Index for December 1999, and further multiplied by the Rentable Floor Area of the Building;

(8)    the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord’s personal property used in connection therewith;

(9)    the cost of trash and garbage removal, air quality audits, vermin extermination, and snow, ice and debris removal;

(10)        the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner’s or Landlord’s general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

(11)         all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including community improvement district taxes and business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, taxes imposed on the leasehold improvements of tenants of the Project (but only if and to the extent the applicable taxing authority separately assesses the leasehold improvements of all tenants of the Project), federal and state taxes on income, death taxes, franchise taxes, transfer taxes, penalties for delinquent taxes (but such penalties shall be excluded only if Tenant is not in default of its obligation to pay Tenant’s Forecast Additional Rental and Tenant’s Additional Rental), and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and equipment, and Tenant will be responsible for ad valorem taxes on the value of the leasehold improvements in the Demised Premises and Tenant’s leasehold improvements elsewhere in the Project (but only if and to the extent the taxing authority separately assesses the leasehold improvements of all tenants of the Project); and

(12)         the cost of operating the management office for the Project (but in no event shall the size of such office exceed 5,000 square feet of Rentable Floor Area), including in each case the cost of office supplies, bulletins or newsletters distributed to tenants, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (together with reasonable financing charges) of the cost of capital investment equipment, and rent.

(b)           For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, “Operating Expenses” shall not include the following:

(1)           the cost of any special work or service performed for any tenant of the Building which shall exceed the greater of the cost of the standard amount of or level of such work or service available or furnished to other tenants in the Building generally or the cost of the amount or level of work or service-made available by Landlord to Tenant under this Lease without separate charge to Tenant;

(2)           the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

(3)           the cost of correcting defects in construction;

(4)           compensation paid to officers and executives of Landlord above the level of senior property manager (but it is understood that the senior property manger, the on-site building manager and other on-site employees below the grade of building manager may carry a title such as managing director or vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under Article 9[a](1) above);

(5)           the cost of any items for which Landlord is reimbursed by insurance or condemnation proceeds, and the cost of any other items for which Landlord is reimbursed other than by tenants pursuant to operating expense reimbursement provisions similar to Articles 8 and 9 hereof;

(6)           the cost of any additions, changes, replacements and other items which are made in order to prepare for a new tenant’s occupancy;

 (7)           the cost of repairs incurred by reason of fire or other casualty; provided, however, Operating Expenses shall include deductible amounts not to exceed $25,000 per occurrence under policies maintained by Landlord as provided in Article 17 hereof, provided that such maximum deductible amount ($25,000 per occurrence) shall be automatically adjusted as of January 1, 2001, and as of each anniversary thereof, by increasing or decreasing said dollar amount by the percentage change in the Index from the level of the Index for October, 1999 to the level of the Index for the month of October preceding the applicable adjustment date;

(8)           insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

(9)           interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9(a)) and rental under any ground lease or other underlying lease;

(10)         any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

(11)           any advertising expenses incurred in connection with the marketing of any rentable space,

(12)           rental payments for base building equipment such as HVAC equipment and elevators;

(13)           any expenses for repairs or maintenance which are covered by  warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

(14)           legal expenses arising out of the construction of the improvements on the Land or the negotiation, preparation or enforcement of the provisions of any lease pursuant to which Landlord leases any space in the Project to any third parties, including without limitation this Lease;

(15)           management fees (Tenant’s obligation for a management fee contribution is set forth in Article 8[b](y) above);

(16)           the cost of electricity for heating, lighting, air conditioning and ventilating any space in the Building leased or held for lease to tenants;

(17)           the cost of any janitorial services to any space in the Building leased or held for lease to tenants;

 (18)           costs of repairs necessitated by the gross negligence or willful misconduct of Landlord, its agents, contractors, employees, lenders or prospective purchasers;

(19)           the cost or expense incurred by reason of any remediation or cleanup of Hazardous Substances in the Building or on the Land, or the soils or ground water underlying the Building or the Land (except that the cost or expense of remediation or cleanup in the ordinary course of business of minimal amounts of Hazardous Substances shall not be so excluded);

(20)           overhead costs and profit increment paid to subsidiaries or affiliates of Landlord for services on or for the building or the Land, to the extent only that the cost of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; and

(21)           any capital investment items except as expressly set forth in Articles 9(a)(6) and 9(a)(7) above.

(c)             Operating Expenses (Expansion Space Only). Tenant covenants and agrees that it shall pay all Tenant’s Additional Rental and Tenant’s Forecast Additional Rental with respect to the Expansion Space; provided however, that for purposes of determining such amounts with respect to the Expansion Space only, “Tenant’s Additional Rental” shall mean for each calendar year (or portion thereof) the amount by which the Operating Expense Amount (defined below) exceeds the Operating Expense Amount for calendar year 2005 multiplied by the number of square feet of Rentable Floor Area of Expansion Space. As used in this Paragraph 5, “Operating Expense Amount” shall mean an amount equal to (x) plus (y), where:

(x) equals the amount of Operating Expenses (as defined below) for such calendar year divided by the number of square feet of Rentable Floor Area of the Building; provided, however, if the Operating Expenses actually incurred by Landlord are lower than would be incurred if at least 95% of the Building were occupied or if Landlord shall not furnish any particular item(s) of work or services (the cost of which would otherwise be included within Operating Expenses) to portions of the Building because (A) such portions are not occupied, (B) such item of work or services is not required or desired by the tenant of such portion, (C) such tenant is itself obtaining such item of work or services, or (D) of any other reason, then appropriate adjustments shall be made to determine Operating Expenses for such calendar year as though the Building were actually 95% occupied and as though Landlord had furnished such item of work or services to 95% of the Rentable Floor Area of the Building; and

(y) equals a management fee contribution equal to three and one-half percent (3 1/2%) of the difference between Tenant’s Base Rental Rate and the Operating Expenses for calendar year 2005 (on a per square foot basis) plus three and one-half percent (3 1/2%) of the per square foot amount described in (x); except that, solely for the purpose of establishing the Operating Expenses for calendar year 2005, (y) will be equal three and one-half percent (3 1/2%) of the difference between (i) Tenant’s Base Rental Rate for the Lease Year commencing June 1, 2005 and (ii) three and one-half percent (3 1/2%) of Tenant’s Base Rental Rate for the Lease Year commencing June 1, 2005.

10.           Tenant Taxes, Rent Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant’s gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord’s option, to Landlord. In addition, in the event there is imposed at any time a tax upon and/or measured by the rental payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay the same on or prior to the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord.

11.           Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord’s Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord’s account by no later than the due date for such payment. Tenant agrees to pay to Landlord Fifty Dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of eighteen percent (18%) per annum on the amount due.

12.           Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord’s administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law. Notwithstanding the foregoing, no such late charge or delinquent interest shall be assessed by Landlord with respect to an installment of Base Rental and Tenant’s Forecast Additional Rental unless Tenant shall have failed to pay such installment within five (5) days after receipt by Tenant of a written notice of non-payment, except that the obligation to give written notice of non-payment of any installment of Base Rental and Tenant’s Forecast Additional Rental as a condition to assessing a late charge and delinquent interest with respect to such installment shall be applicable only to the first such failure to pay Base Rental and Tenant’s Forecast Additional Rental during any calendar year, and any Base Rental and Tenant’s Forecast Additional Rental which thereafter becomes due during such calendar year and which is not paid on or before the fifth (5th) day of the month for which such installment is due shall be payable with the late charge and shall bear interest at the rate set forth above until paid, regardless of whether or not notice of nonpayment thereof is given by Landlord.

13.           Use Rules. The Demised Premises shall be used for the installation of certain communications equipment by Tenant and by certain licensees and customers of Tenant (collectively, “Customers”) in order for such Customers to interconnect with Tenant’s terminal facilities or to permit Tenant to manage or operate such Customers’ equipment. The Demised Premises shall also be used for general administrative and office space purposes, and no-other purposes. The Demised Premises shall in any event be used in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto as Exhibit “F” and made a part hereof. The occupancy rate of the Demised Premises shall in no event be more than one (1) person per 200 square feet of Rentable Floor Area within the Demised Premises. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such additional reasonable rules and regulations or changes in the existing Rules and Regulations as it may deem necessary in its reasonable discretion to protect the tenant ability, safety, operation, and welfare of the Demised Premises and the Project. The Rules and Regulations and all modifications thereof and additions thereto shall not be enforced against Tenant in a discriminatory manner. In the event of a conflict between the terms of this Lease and the Rules and Regulations or any modifications thereof or additions thereto, this Lease shall control. Tenant acknowledges that the theater facilities of the Building may be used for meetings and expositions and that the lobby and other public areas of the Building may be used for special events. Tenant does hereby acknowledge that it has been fully informed of this intended use of the Building and that Tenant will not contend that any such use of the Building violates any terms or provisions of this Lease or diminishes Tenant’s obligations hereunder in any way whatsoever.

13(a)           Customer Data. Tenant agrees that within fifteen (15) days of written request from Landlord given by Landlord to Tenant after the end of each calendar quarter, Tenant shall provide to Landlord a certificate relating to Tenant’s then existing Customers with respect to the Demised Premises setting forth the name of each such Customer, the term of the contract with such Customer, the number of square feet allocated to such Customer, the monthly revenue which Tenant is entitled to receive from such Customer, and such other information relating to such Customer as shall be reasonably requested by Landlord from time to time. Tenant shall also provide at the same time a list of Tenant’s bona fide prospective Customers with respect to the Demised Premises. Landlord agrees to keep confidential the information provided to Landlord under this Paragraph 11, except for disclosures required by law and except that Landlord may disclose such information to prospective purchasers and lenders, provided that such parties agree in writing to keep such information confidential.

14.           Alterations. Except for any initial improvement of the Demised Premises pursuant to Exhibit “D” and Exhibit “G”, which shall be governed by the provisions of said Exhibit “D” and Exhibit “G”, Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, without Landlord’s written consent, Tenant shall be entitled to make nonstructural alterations and additions inside the Demised Premises which (i) do not affect the plumbing, heating, air conditioning, ventilation, electrical, mechanical and life safety systems of the Building (unless Tenant implements measures reasonably approved in writing by Landlord to eliminate or satisfactorily mitigate such impact), (ii) do not reduce the overall quality of the leasehold improvements in the Demised Premises, (iii) are not visible from the exterior of the Building, (iv) will not increase the rate of fire or other insurance on the Building (unless Tenant pays for such increase) or subject such insurance to being voided or suspended, and (v) cost less than $100,000.00. Upon completion of any alterations or additions made by Tenant to the Demised Premises, Tenant shall provide Landlord as-built plans or drawings with respect to such alterations or additions, irrespective of whether Landlord’s consent to such alterations or additions was required hereunder. Any such alterations, additions or improvements to the Demised Premises consented to by Landlord or as to which Landlord’s consent is not required hereunder shall be made by a contractor or contractors approved in writing by Landlord in advance of any such work, which approval shall not be unreasonably withheld. All such alterations, additions and improvements shall become Landlord’s property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted. With respect to any such alterations, additions or improvements made with Landlord’s consent as provided herein, any removal notice from Landlord, to be effective, must be given at the time Landlord gives its consent to such alteration, addition or improvement. With respect to any such alterations, additions or improvements which are made without Landlord’s written’ consent, such removal notice from Landlord, to be effective, must be given at or prior to the expiration or earlier termination of this Lease; provided, however, if before making, any proposed alteration, addition or improvement which Tenant is entitled to make without Landlord’s consent as provided herein, Tenant shall request in writing that Landlord specify the proposed alterations, additions or improvements to be removed by Tenant and shall provide plans to Landlord with respect thereto which will enable Landlord to make such determination, Landlord shall provide the removal notice to Tenant with respect thereto within twenty (20) days after receipt by Landlord of such request and plans. Notwithstanding the foregoing to the contrary, the ownership and removal of Tenant’s Equipment shall be governed by Section 13 of Exhibit “G” attached hereto.

15.            Repairs.

(a)           Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the roof, structural portions of the exterior and interior of the Building, the base building systems, including the base building mechanical, electrical, plumbing, vertical transportation, and life safety systems, the Building parking facilities, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, subject to Article 18 hereof, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability.

(b)           Except for damage caused by Landlord or its agents, contractors or employees (acting within the scope of their employment) and which is not covered by insurance of the type required to be maintained by Tenant under this Lease, Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear and for any damage caused by casualty or condemnation (the repair obligations for which are covered by Articles 22 and 35 hereof). Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

(c)           Notwithstanding anything contained in this Lease to the contrary, if Tenant is unable to (and does not) operate its business in the Demised Premises, or any portion thereof, for a period of five (5) days or more as a result of Landlord’s Fault, as hereinafter defined, there shall be an abatement of Base Rental and Tenant’s Additional Rental in proportion that the Demised Premises are unusable after said fifth day and for so long as such condition shall exist.  If Tenant is unable to (and does not) operate its business in the Demised Premises, or any material portion thereof, for a period of one (1) year or more as a result of Landlord’s Fault, Tenant shall have the right to terminate this Lease by written notice to Landlord given prior to the date that the condition caused by Landlord’s Fault has been cured or corrected to the extent that Tenant is-able to operate its business in all but an immaterial portion of the Demised Premises. The term “Landlord’s Fault” shall be defined as (i) the negligence or misconduct of Landlord or of Landlord’s agents, employees or contractors, (ii) the performance of any work by Landlord, or Landlord’s agents, employees or contractors (unless necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, subtenants or assigns), and (iii) Landlord’s failure to make any repairs required to be performed by Landlord hereunder. This Article 15 (c) shall not be applicable to conditions arising from fire or other casualties or any taking by exercise of the power of eminent domain or private purchase in lieu thereof.

16.           Landlord’s Right of Entry. Landlord shall retain duplicate keys to all doors of the Demised Premises, except for “Special Secured Areas” designated by Tenant in writing as to which Landlord shall retain keys only if required by applicable laws, codes or governmental requirements. Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect, test and examine same (including air quality audits), to make repairs, additions, alterations, and improvements that are required by this Lease or are otherwise performed with Tenant’s prior written consent (which consent shall not be unreasonably withheld or delayed), to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant at least three (3) days prior notification of an entry into the Demised Premises, and Tenant shall have the right in such case to have a representative of Tenant accompany Landlord and its agents, employees and contractors while they are in the Demised Premises. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. Landlord agrees to use reasonable efforts to minimize any interference with Tenant’s business caused by such entry. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant’s business or loss of profits therefrom because of the prosecution of any such work or any part thereof

17.           Insurance. Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of special form/all-risk insurance insuring the full replacement cost of its furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises or located at the Project (including Tenant’s Equipment, as defined in Exhibit “G” , together with the excess value of the improvements to the Demised Premises over the Construction Allowance (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and worker’s compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises (including the installation at the Project of Tenant’s Equipment), or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising. out of the activities of Tenant, its agents, contractors, employees, guests, or licensees in the Demised Premises, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance, but Tenant shall not be required to maintain business interruption insurance, it being acknowledged that Tenant has elected to self-insure against the risks that would be covered by business interruption insurance. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and any additional parties designated by Landlord as additional insured, shall be carried with companies licensed to do business in the State of Georgia having a rating from Best’s Insurance Reports of not less than A-/X, and shall be non-cancelable and not subject to material change except after thirty (30) days’ written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefore, shall be delivered to Landlord prior to the Rental Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term. Any insurance required to be carried by Tenant hereunder may be carried under blanket policies covering other properties and/or premises of Tenant so long as such blanket policies shall at all times provide insurance with respect to the Demised Premises and Tenant’s property located at the Project as required by this Lease.

Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) throughout the Lease Term a policy or policies of special form/all-risk (including rent loss coverage) real and personal property insurance covering the Project (excluding the leasehold improvements in the Demised Premises, Tenant’s Equipment and Tenant’s other personal property and equipment), in an amount equal to the full insurable replacement cost thereof as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible not to exceed $25,000 per occurrence, but such maximum deductible shall be automatically adjusted as of January 1, 2001, and as of each anniversary thereof, by increasing or decreasing said dollar amount by the percentage change in the Index from the level of the Index for October, 1999 to the level of the Index for the month of October preceding the applicable adjustment date), and in an amount sufficient to comply with any co-insurance requirements in such policy, and a policy of workers’ compensation insurance, if any, as required by applicable law. In addition, Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) and shall thereafter maintain throughout -the Lease Term, a commercial general liability insurance policy covering the Project with combined single limits for both damage to property and personal injury of not less than Three Million Dollars ($3,000,000) per occurrence, subject to annual aggregate limits of not less than Five Million Dollars ($5,000,000). Landlord may also carry such other types of insurance in form and amounts which Landlord shall determine to be appropriate from time to time, and the cost thereof shall be included in Operating Expenses. All such policies procured and maintained by Landlord pursuant to this Article 17 shall be carried with companies licensed to do business in the State of Georgia. Any ‘insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its partners and/or their respective related or affiliated-corporations so long as such blanket policies provide insurance at all times for the Project as required by this Lease.

18.           Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured- To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery. Tenant agrees that Tenant shall cause any subtenant and/or Customer occupying or utilizing any portion of the Demised Premises to maintain special form/all-risk insurance insuring the full replacement cost of its or their furniture, equipment, supplies and other property owned or leased by it or them and contained in the Demised Premises or located at the Project, and such policy of insurance shall include a waiver by the insurer of all right of subrogation against Landlord in connection with any loss or damage thereby insured against. Tenant shall also cause any such subtenant and/or Customer to waive all right of recovery against Landlord for loss or damage to the extent such loss or damage is covered or would be covered by such insurance. With respect to any such subtenant and/or Customer who has maintained the insurance required of such subtenant and/or Customer as provided in the second preceding sentence and who has agreed in writing for the benefit of Landlord to waive all right of recovery against Landlord for loss or damage as provided in the preceding sentence (and provided that Landlord has received a copy of such agreement prior to the loss or damage in question), Landlord shall and does hereby waive all right of recovery against such subtenant and/or Customer for loss or damage to the extent such loss or damage is covered or would be covered by the fire, extended coverage and loss of rents insurance required to be maintained by Landlord under this Lease.

19.            Default.

(a)           The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof and such failure shall continue for five (5) days after receipt of written notice by Tenant; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within thirty (30) days after notice thereof to Tenant; provided, however, if such default is of a nature that it can be cured and if Tenant in good faith commences to cure such default within such cure period, but due to the nature of such default it could not be cured within such cure period after due diligence, no event of default shall be deemed to have occurred at the end of the cure period if Tenant is then diligently pursuing such cure to completion, and completes such cure as promptly as reasonably possible under the circumstances; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within ninety (90) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease and such receiver or trustee is not dismissed within ninety (90) days after the appointment thereof; (vi) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged (by bond or otherwise) within fifteen (15) days after the filing thereof, provided that the placement of a lien on Tenant’s Equipment shall not constitute an event of default hereunder; (vii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 27 hereof within the time period provided for such return following Landlord’s request for same as provided in Article 27; or (viii) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord’s request for same as provided in Article 28.

(b)           Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof without being liable for prosecution or any claim of damages therefore Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant’s right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof; by entry,. dispossessory suit or otherwise, without thereby releasing Tenant from any liability: hereunder, without terminating this Lease, and without being liable for prosecution or-any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord’s reasonable judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord’s expenses incurred by Landlord in good faith in redecorating and restoring- the Demised Premises and all costs incident to such re-letting, including broker’s commissions and lease assumptions; and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder, or (iii) enter upon the Demised Premises without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys’ fees which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent [8%] per annum) of the difference between (x) the entire amount of Rent and other charges and assessments which in Landlord’s reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Rent pursuant to Article 7 hereof), and (y) the then fair market rental value of the Demised Premises for the remainder of the Lease Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord’s address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant’s failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord’s actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

(c)           Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the fees of Landlord’s attorneys as and to the extent provided in Article 25 hereof

20.           Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred:

21.            Assignment and-Subletting.

(a)           Tenant may, from time to time and at any time, without the need for the prior consent of Landlord, but with prior written notice to Landlord, assign this Lease or sublet all or any part of the Demised Premises to an Affiliate of Tenant_ No assignment or subletting permitted under this Article 21(a) shall relieve Tenant of any of Tenant’s obligations under this Lease, and Tenant shall remain fully liable for the faithful performance of all covenants, terms and conditions hereof on the Tenant’s part to be performed. As used herein the term “Affiliate of Tenant” shall mean any person or entity controlling, controlled by or under common control with Tenant (the term “control” for these purposes shall mean the ability through the ownership of shares or member or partnership interest, as the case may be, to elect a majority of the directors of a corporation or make management decisions on behalf of, or to independently select the managing member or managing partner of, a limited liability company or partnership).

(b)           Tenant may, from time to time and at any time, without the need for the prior consent of Landlord, but with prior written notice to Landlord, assign this Lease to another entity in connection with the merger, consolidation or non-bankruptcy reorganization of Tenant and such other entity or to the purchaser or transferee of all or substantially all of the business and assets of Tenant, provided (i) that the successor entity, purchaser or transferee shall, as a result of such merger, consolidation, reorganization or acquisition, be legally bound to pay the Rent and all other rentals and charges hereunder, and to observe and perform all of the other terms, covenants and provisions of this Lease on the part of Tenant to be observed or performed, and (ii) that such successor, purchaser or transferee shall have a net worth, determined in accordance with generally accepted accounting principles, at least equal to the lesser of (A) the aggregate net worth (immediately prior to such transaction) of Tenant and all other parties liable for the obligations of Tenant under this Lease (including CO Space, Inc., the guarantor of this Lease), or (B) $20 Million, and (iii) that any such transaction is not entered into as a subterfuge to avoid the restrictions relating to assignments set forth in this Lease. No such assignment permitted under this Article 21(b) shall relieve Tenant of any of Tenant’s obligations under this Lease, and Tenant shall remain fully liable for the faithful performance of all covenants, terms and conditions hereof on the Tenant’s part to be performed. The dollar amount specified on the second preceding sentence ($20 Million) shall be automatically adjusted as of January 1, 2001 and as of each succeeding anniversary thereof by increasing or decreasing (but not below $20 Million) said dollar amount by the percentage change in-the CPI from the level of the CPI for October 1999 to the level of the CPI for the month of December next preceding the applicable adjustment date.

(c)           Landlord acknowledges that the business of Tenant to be conducted in the Demised Premises requires the installation and use of communications equipment in the Demised Premises by or for Customers of Tenant in order for such Customers to interconnect with Tenant’s terminal facilities or to permit Tenant to manage or operate such Customers’ communications equipment. Tenant’s contracts and license agreements with Tenant’s Customers granted by Tenant for the limited purpose of permitting the services and uses described in this Article 21(c) shall not require Landlord’s consent and shall not be subject to the terms and provisions of Article 21(d) below or Article 21(f), below, provided that such contracts and/or license agreements do not constitute, or propose to constitute, an assignment of this Lease and that such transactions are not entered into as a subterfuge to avoid this restrictions relating to assignments and sublettings set forth in this Lease. The expiration or termination of this Lease shall extinguish any right or license of any Customer and Landlord shall not be required to provide any non-disturbance agreement to any Customer.

(d)           Except for assignments of sublettings expressly permitted pursuant to Articles 21(a) and 21 (b) above and the contracts and license agreements with Tenant’s Customers expressly permitted pursuant to Article 21(c) above, Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Demised Premises or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Landlord’s consent to any such assignment or subletting shall not be unreasonably withheld. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class building, such as, without limitation, a dental, medical or chiropractic office or a governmental office, (ii) if the proposed use of the Demised Premises shall involve an occupancy rate of more than one (1) person per 200 square feet of Rentable Floor Area within the Demised Premises, (iii) if the proposed assignment or subletting shall be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, (iv) if such proposed assignee or subtenant is an existing tenant of the Building, or (v) if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant’s obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a reasonable fee to cover Landlord’s- accounting costs plus any reasonable out-of-pocket legal fees and expenses actually incurred by Landlord as a result of the assignment or sublease. Tenant shall also pay to Landlord fifty percent (50%) of the Net Profit from any such assignment or sublease as provided in Article 21(f) below (it being acknowledged by Landlord that Landlord shall not be entitled to any Net Profit from any assignment or sublease expressly permitted under Articles 21(a) and 21(b) hereof and from any contracts and license agreement with Tenant’s Customers expressly permitted under Article 21(c) hereof). No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance reasonably satisfactory to Landlord, signed by Tenant and Tenant’s proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord’s sole discretion, upon termination of this Lease, and such Sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

(e)           If Tenant is a partnership or limited liability company, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning a controlling interest in Tenant, directly or indirectly, shall be deemed a voluntary assignment of this Lease and governed by the terms and provisions of this Article 21. If Tenant is a corporation, Limited Liability Company or other entity, any dissolution, merger, consolidation or reorganization of Tenant shall be deemed a voluntary assignment of this Lease and governed by the terms and provisions of this Article 21. The transfer of any voting capital stock of Tenant or the voting capital stock of any corporate entity which directly or indirectly controls Tenant or any interest in any non-corporate entity which directly or indirectly controls Tenant, which transfer results in a change in the direct or indirect voting control of Tenant (whether such transfer occurs at one time or at intervals so that, in the aggregate, such a transfer shall have occurred) shall be deemed a voluntary assignment governed by the terms and provisions of this Article 21; provided, however, Tenant shall not be in default under this Lease, and no consent of Landlord shall be required, with respect to an offering of Tenant’s or any such controlling entity’s voting stock to the public pursuant to a registered securities offering, the transfer of such voting stock on a national securities exchange or through the NASDAQ national market system, the original issuance of such voting stock by Tenant or such controlling entity in a private offering intended to raise capital for Tenant or such controlling entity and not intended to circumvent Landlord’s rights under this Article 21, or the transfer of such voting stock to immediate family members by means of gift, bequest or inheritance. Notwithstanding that any change in the direct or indirect ownership or voting control of Tenant shall be deemed a voluntary assignment of this Lease governed by the terms and provisions of this Article 21, such assignment of this Lease shall be expressly permitted, provided that Tenant and any guarantor of all of Tenant’s obligations under this Lease shall have an aggregate net worth, following such change in the direct or indirect ownership or voting control of Tenant or such controlling entity and determined in accordance with generally accepted accounting principles, at least equal to the, lesser of (1) the aggregate net worth (immediately prior to such change in ownership or control) of Tenant and any such guarantor, or (ii) $20 Million and that any such transaction is not entered into as a subterfuge to avoid the restrictions relating to assignments set forth in this Lease or as part of a stepped transaction that has the effect of avoiding the restrictions relating to assignments forth in this Lease.

(f)           In the event an assignment or sublease is consented to by Landlord under Article 21 (d) hereof, Tenant and Landlord agree that fifty percent (50%) of all Net Profit realized (actually received) by Tenant from such sublease or assignment shall be paid by Tenant to Landlord as additional Rent hereunder as and when received by Tenant. For purposes hereof, the term “Net Profit” shall mean the gross revenue received from the assignee or sublessee, less (i) the Rent-paid to Landlord by Tenant with respect to the subleased space during the period of the sublease term or attributable to the period from and after the effective date of the assignment; (ii) any improvement allowance or other economic concession (planning allowance, moving expenses, etc.) actually paid by Tenant to the sublessee or assignee, (iii) reasonable brokerage commissions or attorney’s fees actually paid in connection with such sublease or assignment; and (iv) lease takeover payments and reasonable costs of advertising the space for sublease or assignment actually paid by Tenant.

22.           Destruction.

(a)           If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord (subject to subparagraph [c] below), unless this Lease is terminated as provided in this Article 22, and during the period of Landlord’s restoration hereunder, a just and proportionate part of Base Rental and Tenant’s Additional Rental shall be abated until the Demised Premises are repaired or rebuilt to the extent same are required to be repaired or rebuilt by Landlord hereunder (provided that an abatement of Tenant’s Additional Rental shall be allowed during such period only if and to the extent Landlord is compensated for loss of Tenant’s Additional Rental during such period from proceeds of rent loss insurance) Tenant shall also be entitled to a just and proportionate abatement of Base Rental and Tenant’s Additional Rental for up to an additional ninety (90) days following the date the Demised Premises are repaired or rebuilt by Landlord if Tenant is unable to occupy applicable portions of the Demised Premises for business purposes due to restoration by Tenant of leasehold improvements and Tenant’s Equipment, but only if and to the extent Landlord is compensated for loss of Base Rental and Tenant’s Additional Rental during such period from proceeds of rent loss insurance.

(b)           If the Demised Premises are (i) damaged to such an extent that repairs cannot, in the determination of Landlord’s architect or engineer, be completed within one (1) year after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard special form/all-risk insurance policies and the cost which would be incurred by Landlord for the repair or restoration of the Demised Premises and all other portions of the Project so damaged shall exceed $5,000,000 or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord’s judgment, be operated economically as an integral- unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within sixty (60) days after the date of such occurrence. If the Landlord terminates this Lease as a result of damage or destruction of the Demised Premises during the last eighteen (18) months of the Lease Term, and if Tenant has any unexercised’ option to extend the Lease Term, then Tenant may nullify Landlord’s termination of this Lease by exercising Tenant’s right to extend the Lease Term, pursuant to Article 55 hereof, for the Extended Term within thirty (30) days after receipt of Landlord’s notice of termination. If the Demised Premises are damaged to such an extent that repairs cannot, in the determination of Landlord’s architect or engineer, be completed within one (1) year after the date of the casualty, then Tenant may elect to terminate this Lease by notice in writing to -Landlord within fifteen (15) days after the date Tenant receives notice of the determination by: Landlord’s architect or engineer-of-the time required-for a completion of repairs: If the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such occurrence. In addition to the termination right granted to Tenant under the preceding two sentences, if the Demised Premises are damaged or destroyed by fire or other casualty and if the Demised Premises are not materially restored by Landlord to the extent required of Landlord hereunder on or before the date which is eighteen (18) months after the date of the casualty, Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord on or before the earlier to occur of (y) the date which is nineteen (19) months after the date of casualty, or (z) the date that Landlord has substantially completed the restoration of the Demised Premises; provided, however, that if construction or reconstruction is delayed because of changes, deletions or additions in construction requested by Tenant, or because of delays caused by force majeure, the aforesaid eighteen (18) month period referred to above shall be extended for the amount of time Landlord is so delayed, but unless a delay is caused by Tenant, its members, partners, agents, contractors or employees, the extension under this proviso shall not exceed an additional sixty (60) days. Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required in this Article as expeditiously as possible under the circumstances- The determinations by Landlord’s architect or engineer of the time required for completion of repairs as contemplated in this Article 22(b) shall be made by a reputable, licensed architect or engineer selected by Landlord and shall be rendered no later than sixty (60) days after the date of the casualty.

(c)           If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord’s obligation shall be limited to the original Building and the leasehold improvements in the Demised Premises (to the extent such leasehold improvements can be restored for the amount of the Construction Allowance applicable thereto) and shall not extend to Tenant’s Equipment or to any furniture, equipment, supplies or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees. If the cost of performing such repairs and restoration exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty by more than $5,000,000, or if Landlord’s mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it and the cost of such restoration exceeds the actual proceeds of insurance received by Landlord and not paid to such mortgagee or lessor by more than $5,000,000, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

(d)           In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

23.           Landlord’s Lien.

(a)           Grant of Security Interest by Tenant. In addition to any statutory lien, Landlord is hereby granted and shall have, at all times, a valid security interest under the Uniform Commercial Code of Georgia to secure payment of all Rent and other sums of money becoming due under the Lease, as amended, from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of breach by Tenant of any covenant, agreement or condition contained in the Lease, as amended, upon the equipment, fixtures, furniture and personal property described on Exhibit “B” attached hereto and by reference made a part hereof, all accessions and attachments thereto and all proceeds thereof. Tenant shall not allow such property to be removed from the Demised Premises without the prior written consent of Landlord (except that Tenant shall have the right, without Landlord’s consent, to replace such property with equivalent property if Tenant determines that the same have become worn out, obsolete, or in need of an upgrade, but only if Landlord’s security interest in such replacement property shall be a first priority security interest and such security interest is perfected by the filing in the appropriate personal property records of a UCC-1 financing statement) until all arrearages in Rent as well as any and all other sums of money then due or to accrue and become due to Landlord under the Lease, as amended (excluding, however, Tenant’s obligation to pay any underpayment of Operating Expenses which is determined to be payable by Tenant in connection with Landlord’s final true-up after the expiration of the Lease Term or after the early termination of the Lease Term for any reason other than an event of default by Tenant), shall first have been paid and discharged and all of the covenants, agreements and conditions in the Lease, as amended, have been fully complied with and performed by Tenant or Internap. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided in the Lease, as amended, enter upon the Demised Premises and take possession of the equipment, fixtures, furniture, and other personal property described on Exhibit “B” attached hereto, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given at least five (5) business days before the time of any sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies within ten (10) days of its receipt of written demand therefor. Landlord shall have all of the rights and remedies of a secured party under the Georgia Uniform Commercial Code and upon request by Landlord, Tenant shall execute and deliver to Landlord a financing statement in such form to perfect the security interest created herein under the provisions of the Georgia Uniform Commercial Code. The statutory lien for rent is not hereby waived; on the contrary, the security interest herein granted shall be in addition to and supplementary of said statutory lien. This Second Amendment is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Georgia. Tenant represents and warrants that Tenant is the owner of the equipment, fixtures, furniture and personal property described on Exhibit “B” attached hereto, that all such equipment, fixtures, furniture and personal property described on Exhibit “B” attached hereto is currently located at the Demised Premises, and that from and after the Release Date (as hereinafter defined), no other party has a lien, security interest, lease or other interest in such equipment, fixtures, furniture and personal property which is superior or prior in right or priority to the security interest herein granted.

(b)           Grant of Security Interest by Internap. Landlord is hereby granted and shall have, at all times, a valid security interest under the Uniform Commercial Code of Georgia to secure payment of all sums and amounts of money becoming due under the Guaranty (as defined in Paragraph 24 below), from Internap, and to secure payment of any damages or loss which Landlord may suffer by reason of breach by Internap of any covenant, agreement or condition contained in the Guaranty, upon the equipment, fixtures, furniture and personal property described on Exhibit “C” attached hereto and by reference made a part hereof, all accessions and attachments thereto and all proceeds thereof. Tenant and Internap shall not allow such property to be removed from the Demised Premises without the prior written consent of Landlord (except that Internap shall have the right, without Landlord’s consent, to replace such property with equivalent property if Internap determines that the same have become worn out, obsolete, or in need of an upgrade, but only if Landlord’s security interest in such replacement property shall be a first priority security interest and such security interest is perfected by the filing in the appropriate personal property records of a UCC-1 financing statement) until all arrearages in Rent as well as any and all other sums of money then due or to accrue and become due to Landlord under the Lease, as amended (excluding, however, Tenant’s obligation to pay any underpayment of Operating Expenses which is determined to be payable by Tenant in connection with Landlord’s final true-up after the expiration of the Lease Term or after the early termination of the Lease Term for any reason other than an event of default by Tenant), shall first have been paid and discharged and all of the covenants, agreements and conditions in the Lease, as amended, have been fully complied with and performed by Tenant or Internap. Upon the failure by Internap to pay any sum or perform any obligations under the Guaranty within any applicable cure periods, Landlord may, in addition to any other remedies provided in the Guaranty or the Lease, as amended, enter upon the Demised Premises and take possession of the equipment, fixtures, furniture, and other personal property described on Exhibit “C” attached hereto, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Internap reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Internap reasonable notice, the requirement of reasonable notice shall be met if such notice is given at least five (5) business days before the time of any sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph. Any surplus shall be paid to Internap or as otherwise required by law; and Internap shall pay any deficiencies within ten (10) days of its receipt of written demand therefor. Landlord shall have all of the rights and remedies of a secured party under the Georgia Uniform Commercial Code and upon request by Landlord, Internap shall execute and deliver to Landlord a financing statement in such form to perfect the security interest created herein under the provisions of the Georgia Uniform Commercial Code. The statutory lien for rent is not hereby waived; on the contrary, the security interest herein granted shall be in addition to and supplementary of said statutory lien. This Second Amendment is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Georgia. Internap represents and warrants that Internap is the owner of the equipment, fixtures, furniture and personal property described on Exhibit “C” attached hereto, that all such equipment, fixtures, furniture and personal property described on Exhibit “C” attached hereto is currently located at the Demised Premises, and that from and after the Release Date (as hereinafter defined), no other party has a lien, security interest, lease or other interest in such equipment, fixtures, furniture and personal property which is superior or prior in right or priority to the security interest herein granted.

 (c)           Grant of Security Interest by Both Tenant and Internap. In addition to any statutory lien, Landlord is hereby granted and shall have, at all times, a valid security interest under the Uniform Commercial Code of Georgia to secure payment of all Rent and other sums of money becoming due under the Lease, as amended, and under the Guaranty, from Tenant or Internap, as the case may be, and to secure payment of any damages or loss which Landlord may suffer by reason of breach by Tenant or Internap, as the case may be, of any covenant, agreement or condition contained in the Lease, as amended, or under the Guaranty, upon the equipment, fixtures, furniture and personal property described on Exhibit “D” attached hereto and by reference made a part hereof, all accessions and attachments thereto and all proceeds thereof. Tenant and Internap shall not allow such property to be removed from the Demised Premises without the prior written consent of Landlord (except that Tenant and Internap shall have the right, without Landlord’s consent, to replace such property with equivalent property if Tenant and Internap determine that the same have become worn out, obsolete, or in need of an upgrade, but only if Landlord’s security interest in such replacement property shall be a first priority security interest and such security interest is perfected by the filing in the appropriate personal property records of a UCC-l financing statement) until all arrearages in Rent as well as any and all other sums of money then due or to accrue and become due to Landlord under the Lease, as amended (excluding, however, Tenant’s obligation to pay any underpayment of Operating Expenses which is determined to be payable by Tenant in connection with Landlord’s final true-up after the expiration of the Lease Term or after the early termination of the Lease Term for any reason other than an event of default by Tenant), shall first have been paid and discharged and all of the covenants, agreements and conditions in the Lease, as amended, have been fully complied with and performed by Tenant or Internap. Upon the occurrence of an event of default by Tenant under the Lease, or upon the failure by Internap to pay any sum or perform any obligation under the Guaranty, Landlord may, in addition to any other remedies provided in the Lease, as amended, or the Guaranty, enter upon the Demised Premises and take possession of the equipment, fixtures, furniture, and other personal property described on Exhibit “D” attached hereto, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant and Internap reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant and Internap reasonable notice, the requirement of reasonable notice shall be met if such notice is given at least five (5) business days before the time of any sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney’s fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph. Any surplus shall be paid to Tenant and Internap jointly or as otherwise required by law; and Tenant and Internap jointly and severally shall pay any deficiencies within ten (10) days of their receipt of written demand therefor. Landlord shall have all of the rights and remedies of a secured party under the Georgia Uniform Commercial Code and upon request by Landlord, Tenant and Internap shall execute and deliver to Landlord a financing statement in such form to perfect the security interest created herein under the provisions of the Georgia Uniform Commercial Code. The statutory lien for rent is not hereby waived; on the contrary, the security interest herein granted shall be in addition to and supplementary of said statutory lien. This Second Amendment is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Georgia. Tenant and Internap represent and warrant that Tenant and Internap are the owners, either individually or jointly, of the equipment, fixtures, furniture and personal property described on Exhibit “D” attached hereto, that all such equipment, fixtures, furniture and personal property described on Exhibit “D” attached hereto is currently located at the Demised Premises, and that from and after the Release Date (as hereinafter defined), no other party has a lien, security interest, lease or other interest in such equipment, fixtures, furniture and personal property which is superior or prior in right or priority to the security interest herein granted.

24.           Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit “E” attached hereto and by reference made a part hereof.

25.           Attorneys’ Fees and Homestead. If Landlord, without fault on its part, is made a party to or is required to testify in connection with any litigation or administrative proceedings commenced by, against or concerning Tenant and Tenant is ultimately determined to be at fault, then Tenant shall protect and hold harmless Landlord from and shall pay all reasonable costs, expenses and attorneys’ fees incurred by Landlord in connection with such proceeding. If Tenant, without fault on its part, is made a party to or is required to testify in connection with any litigation or administrative proceeding commenced by, against or concerning Landlord and Landlord is ultimately determined to be at fault, then Landlord shall protect and hold harmless Tenant from and shall pay all reasonable costs, expenses and attorneys’ fees incurred by Tenant in connection with such proceeding. In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Demised Premises, in the hands of an attorney who files suit upon the same, the losing party agrees to pay the prevailing party’s reasonable attorneys’ fees. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder.

26.           Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

27.           Subordination and Attornment.

(a)           Landlord represents and warrants to Tenant that, as of the date of this Lease, the Land and Building are not encumbered by any mortgages or ground or underlying leases, except for the Lease Agreement referred to in item 3 of Schedule B. of the owner’s policy of title insurance issued in favor of Landlord by Chicago Title Insurance Company, policy no. x x xxxx xxx xxxxxxxx, a copy of which policy has been provided to Tenant. Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may hereafter be in effect regarding the Project or any component thereof, to any mortgage hereafter encumbering the Demised Premises or the Project or any component thereof; to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such mortgage, and to any replacements and substitutions for such mortgage; provided, however, such subordination is conditioned upon the lessor or mortgagee, as the case may be, executing and delivering a subordination, non-disturbance and attornment agreement in a form customarily used by institutional lenders (and reasonably acceptable to tenants) in connection with multi-tenant office projects pursuant to which such lessor or mortgagee, as the case may be, will agree that so long as no event of default by Tenant has occurred under this Lease and is continuing, Tenant’s possession of the Demised Premises shall not be disturbed and Tenant’s rights under this Lease shall not be terminated in the exercise of any of the rights of the lessor or mortgagee under such ground or underlying lease or mortgage. Upon request of any party in interest, Tenant shall execute promptly such subordination, non-disturbance and attornment agreement required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee.

(b)           If any mortgagee or any lessor of the Landlord under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term “mortgage”, as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term “mortgagee”, as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

(c)           In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called “such person”), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person) and other than estimated payments of Tenant’s Additional Rental which Tenant is required to pay to Landlord pursuant to the provisions of this Lease; (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be (which consent shall not be unreasonably withheld), provided that Tenant has been given written notice that such written consent is required from a mortgagee or lessor and Tenant has been provided with the address of such mortgagee or lessor; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord), except to the extent that such default is a continuing non-monetary default of the prior landlord which remains in existence at and after the date such person acquires the interest of the Landlord under this Lease with respect to the Project, in which case such person shall be responsible for the correction or cure of such default from and after such date, subject, however, to Article 41 of this Lease, (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement consistent with the foregoing requested by Landlord, the mortgagee or such person. Tenant’s obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord’s interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

28.            Estoppel Certificates.

(a)           Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord an estoppel certificate addressed to Landlord, any existing or proposed mortgagee or assignee of Landlord’s interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also affirm to the best of Tenant’s knowledge such other factually accurate matters pertaining to the provisions or subject matter of this Lease as may reasonably be requested by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

(b)           Within ten (10) days after request therefor by Tenant, Landlord agrees to execute and deliver to Tenant an estoppel certificate addressed to Tenant and any existing or proposed lender, assignee or sublessee of Tenant certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified in stating said modifications); that there are no defenses or counterclaims against the enforcement of this Lease by Tenant or stating those claimed by Landlord; and stating the date to which Rent and other charges have been paid. Such certificate shall also affirm to the best of Landlord’s knowledge such other factually accurate matters pertaining to the provisions or subject matter of this Lease as may reasonably be requested by Tenant or such lender, assignee or sublessee. Any such certificate may be relied upon by Tenant and any such lender, assignee or sublessee.

29.           No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

30.            Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

31.           Holding Over. Provided that Tenant shall give eighteen (18) months prior written notice to Landlord of its election to do so, Tenant shall have the right to remain in possession of the Demised Premises after the expiration of the Lease Term for a fixed period specifically designated in Tenant’s notice, but not to exceed four (4) months. During such fixed period designated by Tenant (but not to exceed four (4) months), all provisions of this Lease shall be and remain in effect (including, without limitation, Tenant’s obligation to pay Base Rental, Tenant’s Forecast Additional Rental and Tenant’s Additional Rental), except that the monthly Base Rental shall be one hundred twenty-five percent (125%) of the amount of monthly Base Rental payable for the last full calendar month of the Lease Term. Except as expressly permitted under the preceding sentence, if Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord’s written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be double the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord’s consent for Tenant to hold over.

32.            Surrender of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, except for reasonable wear and tear, damage caused by Landlord or its agents, contractors or employees (acting within the scope of their employment) which is not covered by insurance of the type required to be maintained by Tenant under this Lease, and damage caused by fire, casualty or condemnation (the repair obligations for which are covered by Articles 22 and 35 hereof), and Tenant shall remove all personalty, all Tenant’s Equipment and all other equipment not attached to the Demised Premises which it has placed upon the Demised Premises and the Project, and Tenant shall restore the Demised Premises and the Project to the condition immediately preceding the time of placement thereof Tenant shall also be responsible for removing all wires and cables installed by Tenant in the Demised Premises and other portions of the Building to serve Tenant’s Equipment and Tenant’s telecommunications and computer systems in the Demised Premises, and the removal of such wires and cables shall be effected by Tenant without damage to the Building and without interference with the business or operations of Landlord or any other tenant of the Building. If Tenant shall fail or refuse to remove all of Tenant’s effects, personalty, Tenant’s Equipment and other equipment from the Demised. Premises and the Project upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personalty, Tenant’s Equipment and other equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise .disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

33.           Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier or by United States Mail, certified, return receipt requested; ‘postage prepaid’ -Any such. notice- shall be deemed received by the party to whom it was sent (i) in the case of personal delivery or courier delivery, on the date of delivery to such party, and (ii) in the case or certified mail, the date receipt is acknowledged on the return receipt for such notice or, if delivery is rejected or refused or the U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all distraint proceedings and all other notices required under this Lease, the person in charge of the Demised Premises at the time said notice is given or occupying said Demised Premises at said time; and, if no person is in charge of or occupying the said Demised Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Demised Premises, provided that Landlord also provides a copy of such notice to Tenant in accordance with the notice provisions of this Article 33.

34.           Damage or Theft of Personal Property. All Tenant’s Equipment, trade fixtures, personal property and other equipment brought into Demised Premises or onto the Project by Tenant, Tenant’s subtenants and Customers and their respective employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person. Landlord shall not at any time be liable for damage to Tenant’s Equipment or any other trade fixtures, personal property or equipment in or upon the Demised Premises or at the Project, which results from power surges or other deviations from the constancy of the electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever. Subject to Articles 18 and 37 hereof, nothing in this Article 34 shall relieve Landlord for liability for damage to property of Tenant caused by the negligence or misconduct of Landlord or Landlord’s agents and employees acting within the scope of their employment.

35.            Eminent Domain.

(a)           If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking; and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Demised Premises. If such portion of the Building or Project is taken (even if no part of the Demised Premises is taken) and such taking results in a material adverse effect to Tenant’s use and occupancy of the Demised Premises or Tenant’s access thereto (and Landlord does not provide notice to Tenant within thirty (301 days of the date of such taking that such material adverse effect will be alleviated by repairs or reconstructions as provided in subparagraph (c) below), Tenant may terminate this Lease by written notice to Landlord within forty-five (45) days after the date of such taking, provided that Landlord shall have the right to nullify such termination by Tenant by providing notice to Tenant within ten (10) days after the receipt of such Tenant’s termination notice that such material adverse effect will be alleviated by repairs or reconstructions pursuant to subparagraph (c) below. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord’s sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

(b)           If this Lease is terminated under the provisions of this Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant’s expense (and not with the proceeds of the Construction Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

 (c)           If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

(d)           All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, Tenant’s Equipment, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant’s expense (and not with the proceeds of the Construction Allowance), provided, however, that no such claim shall diminish or adversely affect Landlord’s award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease_ Subject to the foregoing provisions of this subparagraph (d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

(e)           Notwithstanding anything to the contrary contained in this Article 35, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

36.           Parties The term “Landlord”, as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord’s interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term “Tenant” shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant’s assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord’s right to transfer or assign Landlord’s interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises and upon the assumption by such transferee or assignee of the obligations of Landlord thereafter arising under this Lease, Landlord’s obligations to Tenant thereafter arising under this Lease shall cease and terminate, and Tenant shall look only and solely to Landlord’s assignee or transferee for performance thereof.

37.           Liability of Tenant. Subject to the provisions of Article 18 hereof, Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorney’s fees, imposed on Landlord by any person whomsoever, (i) arising out of any bodily injury or death of any person or damage to property occurring in the Demised Premises (unless caused by the negligence or misconduct of Landlord or Landlord’s agents, employees or contractors) or (ii) caused in whole or in part by any negligence or misconduct of Tenant, or its subtenants or Customers or their respective agents, employees or contractors. Landlord may not enter into any settlement or other compromise with respect to any claim covered by the indemnity set forth in this Article without Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and if a claim is settled or compromised without such consent, Tenant shall not be obligated to provide indemnification under this Article. If Landlord obtains recovery of any of the amounts that Tenant has paid to Landlord pursuant to the indemnity set forth in this Article, and provided that Tenant is not then indebted to Landlord for any sums or amounts under this Lease or any judgment, then Landlord shall promptly pay to Tenant the amount of such recovery. The provisions of this Article 37 shall survive any termination of this Lease.

38.           Intentionally Omitted.

39.           Abandonment of the Premises. The abandonment or vacation of the Demised Premises shall not be an event of default by Tenant under this Lease, but in the event Tenant shall abandon or vacate the entire Demised Premises for more than one hundred eighty (180) days, unless due to a casualty, condemnation or remodeling (which remodeling is, being diligently prosecuted), Landlord may, at any time while such abandonment or vacation of the Demised Premises is continuing, notify Tenant of Landlord’s election to terminate this Lease, in which event this Lease shall terminate on the date so selected by Landlord in Landlord’s written election to terminate this Lease, and on the date so set forth in Landlord’s written election, this Lease shall terminate and come to an end as though the date selected by Landlord were the last day of the natural expiration of the Lease Term; provided, however, that no such termination shall affect or limit any obligations or liabilities of Tenant arising or accruing under this Lease prior to the effective date of any such termination; and provided further that Tenant may rescind Landlord’s election by (i) notifying Landlord in writing, within ten (10) days after receipt of Landlord’s written election to terminate this Lease, that Tenant will reoccupy the Demised Premises for business purposes and (ii) in fact, so reoccupying the Demised Premises for business purposes within sixty (60) days thereafter.

40.           Force Majeure. In the event of strike, lockout, labor trouble, civil injunction, Act of God, or any other cause beyond a party’s control (collectively “force majeure”) resulting in the Landlord’s inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant’s obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant’s obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant’s performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed. In no event shall financial inability be considered to be force majeure, and in no event shall force majeure extend any abatement or termination rights expressly granted to Tenant under this Lease which are expressly based upon a time certain.

41.           Landlord’s Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the equity of Landlord in and to the Building and the Land described in Exhibit “A” hereto for satisfaction of Tenant’s remedies, if any. It is expressly understood and agreed that Landlord’s liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease. In no event shall Landlord be liable for loss of profits or any other consequential damages under this Lease, and Tenant waives any right or claim to any such consequential damages.

42.           Landlord’s Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term; without hindrance, claim or molestation by Landlord or any other person lawfully claiming by, through or under Landlord.

43.           Intentionally Omitted.

44.           Hazardous Substances. Tenant hereby covenants and agrees that Tenant and its subtenants and Customers and their respective agents, contractors and employees will not cause or permit any “Hazardous Substances” (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances (a) specifically authorized by Landlord (including glycol, sulfuric acid and diesel fuel), or (b) commonly and legally used or stored as a consequence of using the Demised Premises for the uses permitted under Article 13 hereof, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a “response action”, as that term is defined in CERCLA (as hereinafter defined), and in the case of both (a) and (b), only so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations and the applicable terms of this Lease concerning the use, storage, production, transportation and disposal of such Hazardous Substances. In no event shall Tenant be responsible for the cleanup or remediation of any Hazardous Substances which exist in the Demised Premises or at the Project prior to the execution of this Lease. Promptly upon receipt of Landlord’s request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant or its subtenants or Customers with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Demised Premises and the Project. Tenant also agrees to cooperate with Landlord and to provide access by Landlord and Landlord’s representatives to any Tenant’s records with respect to the Demised Premises and the Project relating to any assessment of the environmental condition of the Demised Premises and the Project and the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Demised Premises and the Project by Tenant and its subtenants and Customers. In the event Tenant has or acquires notice or knowledge that any Hazardous Substance has been, or is threatened to be, spilled, released, discharged, disposed of, or otherwise improperly managed on or about the Demised Premises or in connection with the installation, maintenance, use, operation or removal of Tenant’s Equipment (including the UST, Generators or Antenna Equipment) at the Project, Tenant shall take all appropriate action to stop the movement of Hazardous Substances and implement all corrective action as required by Environmental Laws Ito remove, remediate and dispose of such Hazardous Substances.  For purposes of this Article.44, “Hazardous Substances” shall mean and include (i) any petroleum or petroleum products, natural gas, or natural gas products, radioactive materials, asbestos, urea formaldehyde from insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively “Environmental Laws”). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against. Any and all losses, liabilities, including strict liability, damages, injuries, expenses; including reasonable attorneys’ fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises or the Project of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act [“CERCLA”], any so-called federal, state or local “Superfund” or “Superlien” laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant’s violation of the covenants contained in this Article. Landlord may not enter into any settlement or other compromise with respect to any claim covered by the indemnity set forth in this Article without Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, and if a claim is settled or compromised without such consent, Tenant shall not be obligated to provide indemnification under this Article. If Landlord obtains recovery of any of the amounts that Tenant has paid to Landlord pursuant to the indemnity set forth in this Article, and provided that Tenant is not then indebted to Landlord for any sums or amounts under this Lease or any judgment, then Landlord shall promptly pay to Tenant the amount of such recovery. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

45.           Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

46.           Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

47.           Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord, hereunder, or-to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease.

48.           Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

49.           Broker. - TECHNOLOGY REALTY PARTNERS (“TRP”) THROUGH ITS COOPERATING BROKER, WILLCOXON REALTY COMPANY (“WILLCOXON”), HAS REPRESENTED TENANT IN TI-IIS TRANSACTION. WILLCOXON IS ENTITLED TO A LEASING COMMISSION FROM LANDLORD BY VIRTUE OF THIS LEASE, WHICH LEASING COMMISSION SHALL BE PAID BY LANDLORD TO WILLCOXON IN ACCORDANCE WITH THE TERMS OF A SEPARATE WRITTEN AGREEMENT BETWEEN LANDLORD AND WILLCOXON, AND TRP SHALL LOOK SOLELY TO WILLCOXON FOR ANY FEE OR COMPENSATION PAYABLE TO TRP BY VIRTUE OF THIS LEASE. Tenant represents and warrants to Landlord that (except with respect to TRP and Willcoxon) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Demised Premises and that (except with respect TRP and Willcoxon) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys’ fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant’s failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than TRP and Willcoxon) claiming to have dealt with Tenant, whether or not such claim is meritorious. Tenant shall cause any agent or broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building and Land which such agent or broker has or might have under Georgia law.

Landlord represents and warrants to Tenant that no broker, agent, commission salesperson, or other person has represented Landlord in the negotiations for and procurement of this Lease and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person acting for or on behalf of Landlord. Landlord agrees to indemnify and hold Tenant harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys’ fees and court costs) suffered or incurred by Tenant as a result of a breach by Landlord of the representation and warranty contained in the immediately preceding sentence or as a result of Landlord’s failure to pay commissions, fees or compensation due to any broker who represented Landlord, whether or not disclosed, or as a result of any, claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder claiming to have dealt with Landlord, whether or not such claim is meritorious, or as a result of Landlord’s failure to pay the commissions or compensation due to Willcoxon pursuant to the separate written agreement between Landlord and Willcoxon.

50.           Governing Law. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

51.           Special Stipulations. The special stipulations attached hereto as Exhibit “H” are hereby incorporated herein by this reference as though fully set forth (if none, so state).

52.           Authority. Tenant does hereby represent and warrant that Tenant is a duly organized and validly existing limited liability company that Tenant has qualified to do business. in the State of Georgia, that Tenant has the full right and authority to enter unto this Lease, and that the execution of this Lease by Tenant is fully binding upon Tenant. Each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that such person is an authorized signatory on behalf of the Tenant and has been granted express authority to sign this Lease on behalf of Tenant. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant’s compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant’s use and occupancy of the Demised Premises.

Landlord does hereby represent and warrant that Landlord is a corporation duly incorporated and validly existing under the law of the State of Georgia, that Landlord has the full right and authority to enter into this Lease, and that the execution of this Lease by Landlord is fully binding upon Landlord. Each of the persons executing this Lease on behalf of Landlord does hereby personally represent and warrant that such person is an officer of the corporation and is authorized to sign this Lease on behalf Landlord.

53.           Financial Statements. Upon Landlord’s written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed We or loan transactions. Landlord shall request any proposed purchaser or lender to keep and hold as confidential any such financial statements provided to them.

54.           Joint and Several Liability. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written-

“LANDLORD”:

COUSINS PROPERTIES INCORPORATED, a Georgia corporation

By: /s/
Name
Title:

(CORPORATE SEAL)

“TENANT”:

CO SPACE SERVICES, LLC, a

By: /s/
Name:
Title:

Attest:
Name:
Title:

35